EXHIBIT 10.3

                                     FORM OF
                         SUBSIDIARIES SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of May 23, 1996, made by the corporation or other entity signatory hereto (the "Pledgor"), in favor of Chemical Bank, as administrative agent (in such capacity, the "Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Remington Products Company, L.L.C., a Delaware limited liability company (the "Company"), Remington Consumer Products Limited, a corporation organized and existing under the laws of the United Kingdom (the "UK Borrower"), the Acquisition Subsidiaries (as defined in the Credit Agreement) from time to time parties thereto (together with the Company and the UK Borrower, the "Borrowers"), the Lenders, Fleet National Bank and Banque Nationale de Paris, as co-documentation agents, and the Agent.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans and other extensions of credit to the Borrowers under the Credit Agreement that the Pledgor guarantee payment and performance of the Borrowers' obligations under the Credit Agreement and the other Loan Documents; and

     WHEREAS, in satisfaction of such condition, the Pledgor has entered into a Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guarantee") for the benefit of the Agent and the Lenders; and

     WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans and other extensions of credit to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Security Agreement to secure payment and performance of the Pledgor's obligations under the Guarantee.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, the Pledgor hereby agrees with the Agent, for the benefit of the Lenders, as follows:


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     1. Defined Terms.

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds.

     (b) The following terms shall have the following meanings:

          "Agreement": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2.

          "Collateral Account": any collateral account established by the Agent as provided in subsection 5.3 or subsection 8.2.

          "Contracts": all contracts and agreements to which the Pledgor from time to time is a party, including, without limitation, (a) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Pledgor to damages arising out of or for breach or default in respect thereof and (c) all rights of the Pledgor to exercise all remedies thereunder; provided, however, that, with respect to any such contracts and agreements which expressly prohibit the assignment by the Pledgor of its rights therein, the term "Contracts" shall mean only all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith.

          "Material Country": (i) as to any Patent, the country in which such Patent is filed or granted, and (ii) as to any Trademark, the United States, the United Kingdom, Canada, Australia and Germany and each other country in which the Pledgor's rights to such Trademark are material to the value of such Trademark.

          "Obligations": the collective reference to (a) all obligations and liabilities of the Pledgor owing to the Agent and the Lenders pursuant to the Guarantee and (b) all obligations and liabilities of the Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which the Pledgor is a party, whether


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     on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Loan Document to which the Pledgor is a party.

          "Patent Licenses": all agreements, whether written or oral, providing for the grant by or to the Pledgor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2; provided, however, that, with respect to any such agreements which as of the date hereof expressly prohibit the assignment by the Pledgor of its rights therein, the term "Patent Licenses" shall mean only all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith.

          "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof in the name of or assigned to the Pledgor, including, without limitation, any thereof referred to in
     Schedule 2 hereto, and (b) all applications in the name of or assigned to the Pledgor for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 2 , in each case other than any such property and rights in countries outside the United States in which the grant of a security interest would invalidate such property or rights.

          "Trademark License" means any agreement, written or oral, providing for the grant by or to the Pledgor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3; provided, however, that with respect to any such agreement which as of the date hereof expressly prohibits the assignment by the Company of its rights therein, the term "Trademark License" shall mean only the rights of the Company to receive moneys due and to become due to it thereunder.

          "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, owned by or assigned to the Pledgor, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office, or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3, and
     (b) all renewals thereof, in each case other than any such property and rights in countries outside the United States in which the grant of a security interest would invalidate such property or rights.


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     1.2 Other Definitional Provisions. (a) The words "hereof," "herein",
"hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby grants to the Agent for the benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Contracts;

          (d) all Documents;

          (e) all Equipment;

          (f) all General Intangibles;

          (g) all Instruments;

          (h) all Inventory;

          (i) all Patents;

          (j) all Patent Licenses;

          (k) all Trademarks;

          (l) all Trademark Licenses;

          (m) all books and records pertaining to the Collateral; and


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          (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     3. Representations and Warranties. The Pledgor hereby represents and warrants that:

     3.1 Power and Authority. The Pledgor has the corporate or limited liability power and authority, as applicable, and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate or limited liability company action, as applicable, to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

     3.2 Title; No Other Liens. Except for the security interest granted to the Agent for the benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Pledgor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the Credit Agreement or those for which releases and termination statements satisfactory in form and substance to the Agent have been delivered to the Agent.

     3.3 Enforceable Obligation; Perfected, First Priority Security Interests. This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The security interests granted pursuant to this Agreement (a) upon filing the appropriate UCC financing statements in the Jurisdictions listed on Schedule 4, filing and recording of security agreements with the United States Patent and Trademark Office and with the United Kingdom Register of Patents or the United Kingdom Register of Trademarks, and completion of the filings and other actions specified on
Schedule 4 will constitute perfected security interests on the Collateral in the United States and the United Kingdom in favor of the Agent, for the benefit of the Lenders, as collateral security for the Obligations and (b) are prior to all other Liens on the Collateral; provided that such security interests will not be perfected in any Chattel Paper or Instruments until the same are delivered to the Agent.


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     3.4 No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation of the Pledgor, except the security interests created hereby.

     3.5 No Consents Required. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except actions contemplated by Section 3.3.

     3.6 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 5.

     3.7 Chief Executive Office. The Pledgor's chief executive office is located at 60 Main Street, Bridgeport, CT 06604.

     3.8 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated:

     4.1 Observance of Covenants. The Pledgor will abide by the covenants of the Company contained in Sections 13 and 14 of the Credit Agreement to the extent the Company has agreed therein to cause the Pledgor so to act.

     4.2 Inspection of Property; Books and Records; Discussions. The Pledgor will keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to the Collateral. The Pledgor will permit representatives of any Lender to visit and inspect any of the Pledgor's properties where any of the Collateral or any of the Pledgor's books and records relating to the Collateral are located and to inspect the Collateral and to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the condition and operation of the Collateral with officers and employees of the Pledgor and with its independent certified public accountants.


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     4.3 Maintenance of Insurance. (a) The Pledgor will maintain, with financially sound and reputable companies, all insurance policies required to be maintained by it pursuant to the Credit Agreement.

     4.4 Payment of Obligations. The Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Pledgor and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

     4.5 Limitation on Dispositions and Liens; Further Documentation. (a) Except to the extent otherwise permitted pursuant to the Credit Agreement, the Pledgor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for (1) sales of Inventory in the ordinary course of its business and (2) so long as no Default or Event of Default has occurred and is continuing, the disposition in the ordinary course of business of items of Equipment which have become worn out or obsolete or which are otherwise no longer useful in the conduct of its business.

     (b) The Pledgor will not create, incur or permit to exist any Lien or claim on or to the Collateral, other than the security interests created hereby and other than as permitted pursuant to the Credit Agreement, will maintain the security interest created by this Agreement as a perfected (or, with respect to Patents and Trademarks outside the United States and the United Kingdom, an unperfected) security interest having at least the priority described in subsection 3.3 and will defend such security interest against claims and demands of all Persons whomsoever.

     (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

     4.6 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent,


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duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

     4.7 Changes in Locations, Name, etc. The Pledgor will not (a) permit any of the Inventory or Equipment (other than Inventory in transit, Equipment and Inventory in the hands of vendors and Equipment being repaired, in each case in the ordinary course of business) to be kept at a location other than those listed on Schedule 5, (b) change the location of its chief executive office from that specified in subsection 3.8 or (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading, unless (in any such case) it shall have given the Agent and the Lenders at least 30 days' (or such shorter time as may be agreed by the Agent) prior written notice of such change and shallhave provided to the Agent all documents, instruments and agreements necessary to maintain the continuous perfection of the Agent's security interests in the Collateral.

     4.8 Further Identification of Collateral. The Pledgor will furnish to the Agent and the Lenders from time to time as reasonably requested by the Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

     4.9 Notices. The Pledgor will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     4.10 Indemnification. The Pledgor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) with respect to the execution, delivery, enforcement, performance and administration of this Agreement ("indemnified liabilities"), provided that the Pledgor shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender or (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection


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shall survive repayment of the Loans and all other amounts payable under the
Credit Agreement and the other Loan Documents.

     5. Provisions Relating to Accounts.

     5.1 Pledgor Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Accounts to observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Pledgor shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time (i) during a regular Company audit by the Company's independent public accountants or (ii) after the occurrence and during the continuance of a Default, upon the Agent's request and at the expense of the Company, the Company shall cause independent public accountants or, during a Default, others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or in the name of others may at any time communicate with the obligors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

     5.3 Collections on Accounts. The Agent hereby authorizes the Pledgor to collect the Accounts, subject to the Agent's direction and control (which shall, except after the occurrence and during the continuation of an Event of Default, be required to be exercised reasonably), and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.


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     5.4 Representations and Warranties. (a) No amount payable to the Pledgor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

     (b) The amounts represented by the Pledgor to the Lenders from time to time as owing to the Pledgor in respect of the Accounts will at such time be accurate (subject to normal adjustments in the ordinary course of business).

     5.5 Covenants. (a) Other than in the ordinary course of business, the Pledgor will not (i) grant any extension of the time of payment of any Account,
(ii) compromise or settle any Account for less than the full amount thereof,
(iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account, (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently the material rights which it may have under each agreement giving rise to an Account (other than any right of termination).

     (b) The Pledgor will deliver to the Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Accounts.

     6. Provisions Relating to Contracts.

     6.1 Pledgor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Contracts to observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Agent or any such Lender of any payment relating to such Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.2 Communication With Contracting Parties. The Agent in its own name or in the name of others may at any time communicate with parties to the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Contracts.


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     6.3 Representations and Warranties. (a) No consent of any party (other than the Pledgor) to any material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

     (b) Each material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Pledgor, and, to the knowledge of the Pledgor, the other parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) Neither the Pledgor nor (to the Pledgor's knowledge) any of the other parties to any material Contract is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (d) To the knowledge of the Pledgor, the right, title and interest of the Pledgor in, to and under the material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (e) No amount payable to the Pledgor under or in connection with any material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

     6.4 Covenants. (a) The Pledgor will perform and comply in all material respects with all its obligations under the material Contracts.

     (b) The Pledgor will exercise promptly and diligently each and every material right which it may have under each material Contract (other than any right of termination).

     (c) The Pledgor will deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any material Contract that questions the validity or enforceability of such Contract.

     7. Provisions Relating to Patents and Trademarks.

     7.1 Representations and Warranties. (a) Schedule 2 includes all Patents and Patent Licenses owned by the Pledgor in its own name or which have been assigned to it as of the date hereof.


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     (b) Schedule 3 includes all material and/or registered Trademarks and all
Trademark Licenses owned by the Pledgor in its own name or which have been assigned to it as of the date hereof.

     (c) To the Pledgor's knowledge, each material Patent and Trademark in each Material Country is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

     (d) Except as set forth in either Schedule 2 or Schedule 3, none of the material Patents and Trademarks is on the date hereof the subject of any licensing or franchise agreement.

     (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

     (f) Except as described on Schedule 6, to the Pledgor's knowledge no action or proceeding is pending on the date hereof (1) seeking to limit, cancel or question the validity of any material Patent or Trademark in any Material Country, or (2) which, if adversely determined, would have a material adverse effect on the value of any material Patent or Trademark in any Material Country.

     7.2 Covenants.

     (a) The Pledgor (either itself or through licensees) will (1) continue to use each material Trademark in each Material Country as necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (2) maintain the quality of products and services offered under such Trademark in substantial conformity with past practice (provided that the Pledgor may alter or permit licensees to alter products and services and the quality specifications therefor in any manner that could not be reasonably expected, individually or in the aggregate, to have a material adverse effect on the value of such Trademark), (3) employ such Trademark with the notice of registration required under applicable law, if any (in the case of any reasonable ambiguity in such requirement, in a manner consistent with reasonable past practice), (4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the benefit of the Lenders, shall obtain a perfected (in the United States and the United Kingdom) security interest in such mark pursuant to this Agreement or another Loan Document, and (5) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated in any Material Country.


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     (b) The Pledgor will not knowingly do any act, or knowingly omit to do any act, whereby any material Patent may become abandoned or dedicated.

     (c) The Pledgor will notify the Agent and the Lenders immediately if it knows, or has reason to know, of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding any application or registration relating to any material Patent or Trademark, the Pledgor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same, in each case in any Material Country.

     (d) Whenever the Pledgor, either by itself or through any agent, employee, licensee or designee, shall file an application for or obtain the registration of any material Patent or Trademark with the United States Patent and Trademark Office, the Pledgor shall report such filing to the Agent and the Lenders within fifteen Business Days after the last day of the fiscal quarter in which such filing or registration occurs. Upon request of the Agent, the Pledgor shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent's and the Lenders' security interest in any such Patent or Trademark and the goodwill and general intangibles of the Pledgor relating thereto or represented thereby.

     (e) The Pledgor will take or cause to be taken all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other Material Country or any political subdivision thereof, to maintain and pursue each application for material Patents and Trademarks (and to obtain the relevant registration) in each Material Country and to maintain registrations for material Patents and Trademarks in each Material Country, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, where required.

     (f) In the event that any material Patent or Trademark is infringed, misappropriated or diluted by a third party in any Material Country, the Pledgor shall or shall cause one or more of its licensees to (i) take such actions as the Pledgor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) promptly notify the Agent and the Lenders after it learns thereof and take all appropriate actions to enforce its rights therein, including where the Pledgor reasonably deems it appropriate suing for infringement, misappropriation or dilution and seeking injunctive relief and to recover any and all damages for such infringement, misappropriation or dilution.

     8. Remedies.

     8.1 Notice to Obligors and Contract Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Pledgor shall notify obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent for the benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

     8.2 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in subsection 5.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon notice from the Agent at the direction of the Required Lenders, all Proceeds received by the Pledgor consisting of cash, checks and other near-cash items shall be held by the Pledgor in trust for the Agent and the Lenders, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgor in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 8.3.

     8.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Pledgor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

     8.4 Code Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Pledgor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     8.5 Waiver; Deficiency. The Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

     9. Agent's Appointment as Attorney-in-Fact; Agent's Performance of Pledgor's Obligations.

     9.1 Powers. The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

          (a) in the name of the Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account or Contract or with respect to any other Collateral whenever payable;

          (b) in the case of any Patent or Trademark, execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in such Patent or Trademark and the goodwill and general intangibles of the Pledgor relating thereto or represented thereby;

          (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

          (d) execute, in connection with the sale provided for in subsection
     8.4 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (e) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

Anything in this subsection to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 9.1 unless an Event of Default shall have occurred and be continuing.

     9.2 Performance by Agent of Pledgor's Obligations. If the Pledgor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may with notice to the Company (provided that failure to give such notice shall not affect the Agent's rights under this clause 9.2) perform or comply, or otherwise cause performance or compliance, with such agreement.

     9.3 Pledgor's Reimbursement Obligation. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Agent on demand.

     9.4 Ratification; Power Coupled With An Interest. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     10. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     11. Execution of Financing Statements. Pursuant to Section 9-402 of the Code and to the extent provided therein, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     12. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Pledgor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     13. Notices. All notices, requests and demands to or upon the Agent or the Pledgor to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (1) in the case of delivery by hand, when delivered, (2) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (3) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, in each case addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

          (a) if to the Agent, at its address or transmission number for notices specified in subsection 18.2 of the Credit Agreement; and

          (b) if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

     14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. Amendments in Writing; No Waiver; Cumulative Remedies.

     15.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Agreement imposing obligations on the Pledgor may be waived by the Agent in a written instrument executed by the Agent.

     15.2 No Waiver by Course of Conduct. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 15.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

     15.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     16. Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     17. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

     18. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                   [PLEDGOR]


                                   By:________________________________
                                      Title:

                                   Address:___________________________

                                   ___________________________________

                                   ___________________________________

                                   Fax:_______________________________